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EXHIBIT 10.3


Essertier & Braverman
AGREEMENT


We are pleased to set forth the terms of an agreement under which Essertier & Braverman, Inc. (E&B) will provide advertising, marketing and related creative and media service as Agency of Record to NatureWell, Inc. (NAWL) effective June 20, 2001.

I.  Appointment and Authorization of Essertier & Braverman:

Essertier & Braverman is hereby retained and appointed to represent NatureWell, Inc. in carrying out its trade and consumer communications program for NatureWell MigraSpray, MigraDaily and any other related products. E& B is authorized to enter into contracts with third parties to carry out the purposes of this Agreement, and E&B shall be liable to such parties for all payments. E&B shall use its best efforts to prevent any loss to NAWL from the failure of proper performance by any third party.

II.  Services:

E & B's services to NAWL shall include the following:

A.   Marketing counsel and creative strategy development.

1. Identifying advertising, promotion, collateral and merchandising issues and opportunities relative to NatureWell MigraSpray, MigraDaily and any other NatureWell products.

2. Developing and recommending creative strategies and techniques to address those issues and opportunities.

B.   Advertising and promotion services.

1. Creating advertising, promotions, and other marketing concepts which properly position NAWL and its products and services in its various market areas, and presenting them to NAWL management in a timely manner.

2. Executing those concepts, which are approved by NAWL in a manner consistent with agreed creative strategy, and consistent with the desired image of NAWL.

3. Producing required materials for promotion, media advertising, direct marketing, merchandising, web site and sales support.

4.   Planning various media against agreed to media objectives.

C.   Other services.

1. Meeting and consulting with NAWL sales force and brokers on a timely basis.

2. Negotiate, arrange and contract for any special talent required and for all photography, models, special effects, layouts and art work and for all printing, including any required engravings, electrotypes, typography and any other necessary technical material including video for use in the marketing program, when directed to do so by NAWL.

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3.   Purchase and place media when directed to do so by NAWL.

4. Auditing, paying and rebilling of vendor and supplier charges incurred on behalf of NAWL, supervising the activities of suppliers of materials, and making timely payments for all persons or firms supplying goods or services in connection with the marketing programs and assignments.

III.  Compensation:

E&B will be compensated for its consulting, management, creative, execution, media and production services as follows:

A. All media buying and placement will be invoiced at net agency cost plus 5% for all paid media. This will include all print advertising, outdoor, radio, television and other as they should occur,

B. Compensation for client contact, consulting, management, presentation and input, strategy, creative concepts and media planning and placement will be paid to E&B as a monthly fee of $18,750.00. This fee will include concepts, initial layouts, copy writing, planning and administration and all management fees and agency time for supervision of finished layouts, finished artwork, promotion fulfillment and implementation as required and supervision of production of materials such as photography, illustration, typesetting, photostats, film and video production, web site production and print production. Monthly fees to be invoiced at the beginning of each month.

C. All mechanical artwork, illustrations, comprehensives, print production expenses and media production expenses incurred out-of-pocket on behalf of NAWL, including typesetting, photostats, photography, film processing, talent and modeling costs, color separations, video and audio production expenses, web site production expenses and printing production expenses such as mechanicals, plate making, gravure cylinders, assembly, stripping, press preparation and printing will be invoiced to NAWL at net agency cost plus 5%.

All other out-of-pocket expenses incurred on behalf of NAWL and approved by NAWL in advance, such as travel and related expenses, postage, messenger and freight services, will be invoiced to NAWL at net agency cost.

IV.  Advertising Costs and Expenditures:

A. All E&B invoices to NatureWell, Inc. will be paid by NAWL within 30 days of the date listed on the invoice unless otherwise agreed to by E&B and NAWL.

B. NAWL shall reimburse E&B for all costs incurred and expenditures made on its behalf for approved advertising, except as specifically provided in this Agreement.

C. NAWL shall pay E&B for its direct costs of mailing, packaging, shipping, taxes (except for E & B's federal, state and local Income taxes) and duties and telephone calls and telegrams incurred by E&B in connection with the performance of this Agreement.

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D.   NAWL shall pay all of E & B's costs for any necessary traveling done on behalf of NAWL and when approved in advance by NAWL.

E. If media or other charges increase or decline after E&B has submitted an estimate, NAWL shall pay for such increase or be given a credit for such reduction, as the case may be. If the amount of space or time or other advertising services actually used are less than those previously contracted for, NAWL shall pay for any increased rate charged by the media due to loss of volume discount or because of higher scheduled rates. It additional space or time or services are so used, thereby resulting in a lower rate; NAWL shall make payments at such lower rate.

F. If NAWL, after having approved any planned advertising, cancels all or any part of thereof, NAWL shall pay for all costs incurred therefore to the date of cancellation and any unavoidable costs incurred thereafter, including any non-cancelable commitments for time or space. E&B shall receive its net plus 5% payment on all such costs actually incurred, as specified in paragraph III A above.

V.  Commitments and Payments:

A. E&B shall not incur any obligations or provide any services for NAWL account without first obtaining written approval from NAWL's Director of Marketing or any other person or persons duly designated by NAWL in writing. In order to obtain NAWL's approval, E&B shall submit written proposals to NAWL containing full descriptions of the proposed advertisements and estimates of the cost of the obligations or services involved, including media cost, cost of preparation of the advertisements, cost of production and any additional costs, such as travel, mailing, postage and similar items. E&B shall not be responsible for missed deadlines, closing dates or insertions caused by NAWL's delay in approving the advertising proposals.

B. E&B will submit estimates for all production of materials, and obtain prior written authorization from NAWL before making any commitment with a value of $200.00 or more on NAWL's behalf.

C. E&B shall bill NAWL on E & B's standard forms in conformity with the standards recommended by the American Association of Advertising Agencies. E&B shall provide substantiation of performance; i.e. space agreements and tear sheets, vendor invoices for services, bills of lading, freight costs, etc.

D. E&B shall bill NAWL from time to time as necessary to take advantage of cash discounts provided by the media or suppliers. Bills estimating the costs involved may be preliminarily used, but final, detailed bills, supported by invoices of charges and showing all adjustments and credits, shall be submitted to NAWL as soon as possible.

E. Cash discounts allowed by vendors for prompt payment will be credited to NAWL provided payment is made in accordance with the cash discount terms stated on the vendor's invoice. E&B may submit copies of vendor invoices as substantiation for out-of-pocket costs along with E&B invoices.

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F.   For projects under this Agreement which require a longer period of time to complete (more than 60 days), vendor charges and staff time may be billed as they occur, rather than at the completion of the project, provided substantiation of services to date of invoice are submitted.G. NAWL shall pay bills not later than thirty days after receipt of invoice, except when earlier payment is agreed to by NAWL.H. NAWL shall be entitled to proof of payment by E&B of all sums expended on NAWL's behalf. NAWL or its duly authorized representative shall have the right to examine E & B's books and records in regards to NAWL's account at all reasonable time.VI. Duration and Termination:A. This Agreement shall become effective June 20, 2001 and shall continue in force for one year unless sooner terminated as provided herein.B. Either party may terminate this Agreement by giving the other party written notice at least 60 days prior to the effective date of the termination. Upon receipt of notice of termination, E&B shall not commence work on any, new advertisement, nor complete any assignment without prior written approval from NAWL. All other rights and duties of the parties shall continue during such notice period and NAWL shall be responsible to E&B for the payment of any contract obligation incurred with third parties during this period. If either NAWL or E&B desires to terminate work in progress commenced before receipt of notice of termination, it may do so only upon the parties' mutual consent and the determination and payment of the compensation to be received by E&B for partially completed work.

G. Upon termination, E&B shall turn over all advertising plans, promotion plans, web site plans, media plans, artwork and advertising records and correspondence to NAWL in a prompt and orderly fashion, and will notify all suppliers, vendors and media of the terminations. Upon termination, all out of-pocket costs incurred on NAWL's behalf will be payable to E&B immediately upon submission of valid invoices, provided all prior artwork and artwork in progress, including but not limited to all mechanicals, has been turned over to NAWL.D. Upon termination of this Agreement, E&B shall assign to NAWL all of its right in contracts, agreements, arrangements or other transactions made with third parties for NAWL's account, effective on the date of termination or on such other date as may be agreed upon by the parties. NAWL shall assume all obligations and indemnify and hold E&B harmless from all liability thereunder. If any contract is non-assignable and consent to assignment is refused, or E&B cannot obtain a release from its obligations, E&B shall continue performance and NAWL shall meet its obligations as to the unassigned or unreleased contracts only to E&B as though this Agreement had not been terminated.E. Nothing herein shall preclude either party from terminating this Agreement at any time, on 30 days written notice, in the event the other party commits a material breach of this Agreement.

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VII.  General Terms:A. Cancellation: NAWL shall have the sole and exclusive right to modify, reject or cancel any work which previously had NAWL's approval. NAWL will be responsible for all out-of-pocket costs incurred on such work to date.B. Independent Contractors: E&B shall be considered an independent contractor and in no event shall E&B, its employees, agents, or representative be considered employees of NAWL. In conjunction with this Agreement, E&B shall comply with all federal, state, county and local laws and regulations regarding an independent contractor and corporate employer.C. Audits and Inspection: E&B shall retain all accounts, records and other documents relating to the services provided hereunder which shall be open to NAWL's audit or inspection at all reasonable times during the term of the Agreement and for a period of two years thereafter.D. Ownership of Inventions: E&B agrees that all ideas, inventions, discoveries, writings, materials, designs and improvements ("ideas") arising out of the services provided hereunder, whether or not patentable, conceived or reduced to practice by any officer, employee, agent or subcontractor, or other representative of E&B, either individually or with others, or in collaboration with NAWL shall be hereafter, as between NAWL and E&B, the sole and exclusive property of NAWL, its successors and assigns without any obligation to pay E&B compensation other than that which E&B is entitled to receive thereunder.E.
Confidentiality: E&B shall not directly or indirectly disclose or use, either during the term of this Agreement or thereafter, any secret or confidential information, materials and knowledge acquired from NAWL pursuant to this Agreement. In addition, any knowledge obtained regarding NAWL's products, designs or business plans shall be maintained in confidence. The obligations of this paragraph do not apply to information which:1. at the time of disclosure was in the public domain in the same format;2. subsequent to the time of disclosure, becomes part of the public domain through no fault of E&B;
3. is obtained from a third party not under obligation to NAWL: or NAWL, in writing, authorizes to be releasedF. On Goinq Contract: It is agreed that NAWL and E&B will negotiate in good faith a new contract based on NAWL and E&B needs
(TBD) prior to the expiration of this Agreement.G. Indemnification: E&B shall indemnify and hold NAWL harmless from and against (a) any and all claims arising from contracts between E&B and third parties made pursuant to this Agreement.

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1.   E&B shall be responsible for obtaining the necessary contracts and releases with or from all parties whose names,likenesses, scripts, musical compositions or similar materials or rights are used in NAWL's advertising, promotional, publicity or other materials prepared and produced by E&B under this Agreement, except where NAWL undertakes to be responsible for obtaining the same.2. E&B agrees to indemnify NAWL against any and all losses, damages, liabilities, claims, demands, suits and expenses (including reasonable attorney's fees) NAWL may incur or be liable for as a result of any claim, suit or proceeding made or brought against NAWL based upon or arising out of any advertising, promotional, publicity or other materials created and furnished by E&B for NAWL alleging slander, defamation, invasion of privacy, plagiarism, idea misappropriation, infringement of common law copyright or property right, or other risks.3. NAWL shall be responsible for the accuracy, completeness and propriety of information concerning its organization, products, services and industry which NAWL furnishes to E&B. It will be NAWL's responsibility to review all advertising, promotional, publicity and other materials prepared by E&B under this Agreement to confirm that representations, direct or implied, with respect to NAWL's organization, products, services and industry are accurate and supportable by competent and reliable tests or other objective data then possessed by NAWL, as well as to confirm the accuracy and legality of the descriptions of NAWL's organization, products, services and industry and competitive products and services.4. Accordingly, NAWL shall indemnify and hold E&B harmless from and against any and all losses, damages, liabilities, claims, demands, suits and expenses (including reasonable attorney's fees) which E&B may incur or be liable for as a result of any claim, suit or proceeding made or brought against NAWL based upon or arising out of the preparation or presentation of promotions, marketing programs or advertising which NAWL has reviewed including health claims under paragraph F-3 (above).H. Insurance: E&B shall, at its own expense, during the term of this Agreement, provide certificates of insurance and continuously maintain in force an Advertiser's liability policy covering advertising errors and omissions for the benefit of NAWL in amount of $2,000,000.00. E&B shall also provide and keep current certificates of insurance showing evidence that E&B is insured for workers compensation and general liability.I. Warranty: E&B warrants that it is tree to enter into this Agreement.J. Governing Law: This Agreement shall in all respects, be construed, interpreted and governed by the laws of the State of Connecticut.

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K.   Entire Agreement: This Agreement contains the entire Agreement between the parties concerning the project and is a complete and exclusive statement of the terms thereof, and may not be modified or altered in any manner except by an instrument in writing signed by or on behalf of the party to be charged by its duly authorized representative. The waiver by either party of any provision of this Agreement shall not be deemed to constitute a waiver of any other provision. The invalidity of any provision of this Agreement shall not impair the validity of any other provision.L. Assignment and Delegation: Neither party shall assign any rights or delegate any duties hereunder without the other's express prior written consent.IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

E&B                                    NAWL
/s/ Bruce F. Braverman                 /s/ Timothy Connor
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Bruce F.Braverman                      Timothy J. Connor
President                              CO-CEO



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